EXHIBIT 23.2
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



                                    ARTHUR ANDERSEN & COMPANY


Dallas, Texas
August 16, 1994